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                                                                    Exhibit 23.2



                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS



We have issued our report dated February 23, 1998 (except for Note 2, as to which the date is February 27, 1998 and Note 3, as to which the date is April 6,
1998) accompanying the consolidated financial statements of Level 8 Systems, Inc and subsidiaries included in the Annual Report on Form 10-K, and which is incorporated by reference in the Registration Statements on Form S-3 (File No:
333-22979) and Form S-8 (File No's: 333-12247, 333-86305, 333-86307 and 333-
86309). We consent to the incorporation by reference in the Registration Statements of the aforementioned report.



/s/ GRANT THORNTON LLP


New York, New York
March 22, 2000